UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of report (Date of earliest event reported) April 27, 2006


                           Navigant Consulting, Inc.
                           -------------------------
             (Exact Name of Registrant as Specified in Its Charter)




          Delaware                     0-28830              36-4094854
-----------------------------         -----------       -------------------
(State of Other Jurisdiction          Commission        (IRS Employer
        of Incorporation)             File Number       Identification No.)



                       615 North Wabash, Chicago, IL 60611
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               (Address of Principal Executive Offices) (Zip Code)



        Registrant's Telephone number, including area code (312) 573-5600



                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240 13e-4(c))


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Item 2.02 Results of Operations and Financial Condition

Navigant Consulting, Inc. has reported its first quarter 2006 results of operations. The Company's press release dated April 27, 2006 announcing the results for the first quarter 2006 is attached hereto as Exhibit 99.1.

The press release presented non-GAAP financial information, such as EBITDA (earnings before interest, taxes, depreciation and amortization), which is not a measure of financial performance under generally accepted accounting principles. The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with accounting principles generally accepted in the United States.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated April 27, 2006.

                                   SIGNATURES



         Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Navigant Consulting, Inc.

Date: April 27, 2006

                                    By:      /s/ Ben W. Perks
                                             ----------------------------
                                    Name:    Ben W. Perks
                                    Title:   Executive Vice President and
                                             Chief Financial Officer